Exhibit 21

SUBSIDIARIES OF

POTASH CORPORATION OF SASKATCHEWAN INC.

Name of Entity	Jurisdiction of Incorporation or Formation
101070338 Saskatchewan Ltd.	Saskatchewan
8727856 Canada Inc.	Canada
175360 Canada Inc.	Canada
628550 Saskatchewan Ltd.	Saskatchewan
4420 Investment LLC	Delaware
AA Sulfuric Corporation	Louisiana
Aboriginal Career Centre Inc.	Canada
Canpotex Bulk Terminals Limited	Canada
Chilkap Resources Ltd.	Yukon
Inversiones El Boldo Limitada	Chile
Inversiones El Roble S.A.	Chile
Inversiones El Sauce S.A.	Chile
Inversiones PCS Chile Limitada	Chile
Inversiones RAC Chile S.A.	Chile
Minera Saskatchewan Limitada	Chile
PCS Administration (USA), Inc.	Delaware
PCS (Barbados) Enterprise SRL	Barbados
PCS (Barbados) Holdings SRL	Barbados
PCS (Barbados) Investment Company Ltd.	Barbados
PCS (Barbados) Shipping, Ltd.	Barbados
PCS Cassidy Lake Company	Ontario
PCS Cassidy Lake Limited	Canada
PCS Chile I LLC	Delaware
PCS Chile II LLC	Delaware
PCS Fosfatos do Brasil Ltda.	Brazil
PCS Hammond LLC	Delaware
PCS Industrial Products Inc.	Delaware
PCS Joint Venture, Ltd.	Florida
PCS Jordan LLC	Delaware
PCS L.P. Inc.	Delaware
PCS LP LLC 2	Delaware
PCS Nitrogen Ammonia Terminal Corporation I	Texas
PCS Nitrogen Ammonia Terminal Corporation II	Delaware
PCS Nitrogen Fertilizer, L.P.	Delaware
PCS Nitrogen Fertilizer Operations, Inc.	Delaware
PCS Nitrogen, Inc.	Delaware
PCS Nitrogen LCD Corporation	Delaware
PCS Nitrogen Ohio, L.P.	Delaware
PCS Nitrogen Trinidad Corporation	Delaware
PCS Nitrogen Trinidad Limited	Trinidad
PCS Phosphate Company, Inc.	Delaware
PCS Purified Phosphates	Virginia
PCS Sales (Canada) Inc.	Saskatchewan
PCS Sales (Indiana), Inc.	Indiana
PCS Sales (Iowa), Inc.	Iowa
PCS Sales (USA), Inc.	Delaware
Pérola S.A.	Brazil
Phosphate Holding Company, Inc.	Delaware
Potash Corporation of Saskatchewan (Florida) Inc.	Florida
Potash Corporation of Saskatchewan Transport Limited	Saskatchewan
PotashCorp Agricultural Cooperative Society Ltd.	Israel
PotashCorp Finance (Barbados) Limited	Barbados
PotashCorp (Luxembourg) Finance S.à r.l.	Luxembourg
Potash Holding Company, Inc.	Delaware
RAC Investments Ltd.	Cayman
White Springs Agricultural Chemicals, Inc.	Delaware